                                                                    Exhibit 23.4



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CoreComm Limited:

We consent to incorporation by reference in the Registration Statements on Form S-4 of CoreComm Merger Sub, Inc. and ATX Telecommunications Services, Inc. relating to the issuance of common stock, par value $0.01 per share, of those registrants in connection with the acquisitions of ATX Telecommunications Services, Inc. and Voyager.net, Inc. by CoreComm Limited of our report dated February 15, 1999, relating to the consolidated balance sheets of MegsINet Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1998, which report appears in CoreComm Limited's, registration statement on Form S-3, file number 333-90113, filed on November 1, 1999 and amended on November 19, 1999, and to the reference to our firm under the heading "Experts" in the registration statements.

                                    KPMG LLP


St. Louis, Missouri
August 16, 2000